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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2005

PRIMEDIA Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	1-11106	13-3647573
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

745 FIFTH AVENUE, NEW YORK, NEW YORK (Address of principal executive offices)

10151 (Zip Code)

Registrant's telephone number, including area code (212) 745-0100

Item 2.01.    Completion of Acquisition or Disposition of Assets

        On March 31, 2005, PRIMEDIA Inc. completed the sale of the financial services business of its Workplace Learning Division to Bank Administration Institute for approximately $21.3 million in cash. A copy of the press release announcing the completion of such sale is attached hereto as Exhibit 99.1.

        On April 1, 2005, PRIMEDIA Inc. completed the sale of the remainder of its Workplace Learning Division (excluding its Interactive Medical Networks business) to Trinity Learning Corporation in exchange for the assumption of related liabilities. A copy of the press release announcing the completion of such sale is attached hereto as Exhibit 99.2.

Item 9.01.    Financial Statements and Exhibits

(b)
Pro Forma Financial Information.

        (1)   Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2004 (filed herewith as Exhibit 99.3)

(c)
Exhibits

Exhibit 99.1	Press Release dated March 31, 2005
Exhibit 99.2	Press Release dated April 4, 2005
Exhibit 99.3	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2004
Exhibit 99.4	Asset Purchase Agreement among PRIMEDIA Workplace Learning LP, PRIMEDIA Inc. and Bank Administration Institute, dated as of March 31, 2005
Exhibit 99.5
Asset Purchase Agreement among PRIMEDIA Inc., PRIMEDIA Digital Video Holdings LLC, PRIMEDIA Workplace Learning LP, Trinity Learning Corporation and Trinity Workplace Learning Corporation, dated as of April 1, 2005

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIMEDIA Inc. (Registrant)
Date: April 6, 2005	By:	/s/ BEVERLY C. CHELL Beverly C. Chell Vice Chairman and Secretary

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INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 99.1	Press Release dated March 31, 2005
Exhibit 99.2	Press Release dated April 4, 2005
Exhibit 99.3	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2004
Exhibit 99.4	Asset Purchase Agreement among PRIMEDIA Workplace Learning LP, PRIMEDIA Inc. and Bank Administration Institute, dated as of March 31, 2005
Exhibit 99.5
Asset Purchase Agreement among PRIMEDIA Inc., PRIMEDIA Digital Video Holdings LLC, PRIMEDIA Workplace Learning LP, Trinity Learning Corporation and Trinity Workplace Learning Corporation, dated as of April 1, 2005

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SIGNATURES